                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         POST-EFFECTIVE AMENDMENT NO. 4

                    COMMISSION REGISTRATION NUMBER 333-67232

                                  XFONE, INC.

            Nevada                        7389                   11-3618510
  (State or jurisdiction of      (Primary Std. Industrial       IRS Employer
incorporation or organization)  Classification Code Number)      ID Number)

                       c/o Swiftnet Ltd. Britannia House
                                 960 High Road
                         London, United Kingdom N12 9RY
                               011.44.845.1087777
         (Address and telephone number of principal executive offices)

                       c/o Swiftnet Ltd. Britannia House
                                 960 High Road
                         London, United Kingdom N12 9RY
(Address of principal place of business or intended principal place of business)

                          Incorporation Services, Inc.
         6075 South Eastern Ave., Suite 1, Las Vegas, Nevada 89119-3146
                                 (702) 866-2500
           (Name, address and telephone number of agent for service)

     Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the date hereof.

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, as amended, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act of 1933, check the following box and list the
Securities Act of 1933 Registration Statement number of the earlier effective
Registration Statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act of 1933, check the following box and list the
Securities Act of 1933 Registration Statement number of the earlier effective
Registration Statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                EXPLANATORY NOTE
                          DEREGISTRATION OF SECURITIES

On August 10, 2001, Xfone, Inc., a Nevada corporation (the "Company"), filed with the Securities and Exchange Commission a registration statement on Form
SB-2 under the Securities Act of 1933, as amended (the "Registration
Statement"), registering up to 477,800 shares of the Company's common stock to be sold from time to time by certain selling security holders ("Offered
Shares").

The registration statement was subsequently amended after effectiveness to include updated financial and other information and was declared effective on
March 5, 2003 and April 23, 2003, respectively. In all, the Selling Shareholders sold a total of 310,000 shares under the Registration Statement, with 167,800 shares of common stock remaining unsold.

In accordance with the undertaking of the Company set forth in Part II of the
Form SB-2 Registration Statement, the Company hereby deregisters the Offered
Shares that remain unsold as of the date hereof pursuant to this Post-Effective
Registration Amendment No. 4 to the Registration Statement.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Post-Effective Amendment on Form
SB-2 and has duly caused and authorized this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, in the
City of London, on February 12, 2004.

                                  Xfone, Inc.

By: /s/ Abraham Keinan                                   February 12, 2004
    Abraham Keinan, Chairman of the Board of Directors

By: /s/ Guy Nissenson                                    February 12, 2004
    Guy Nissenson, President/ Chief Executive Officer/
    Principal Executive Officer/ Principal Accounting
    Officer/ Principal Financial Officer/ Director

     In accordance with the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 4 to the Registration Statement was
signed by the following persons in the capacities and on the dates indicated.

By: /s/ Abraham Keinan                                   February 12, 2004
    Abraham Keinan, Chairman of the Board of Directors

By: /s/ Guy Nissenson                                    February 12, 2004
    Guy Nissenson, President/ Chief Executive Officer/
    Principal Executive Officer/ Principal Accounting
    Officer/ Principal Financial Officer/ Director